UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT 1934

Date of Report (Date of earliest event reported): June 29, 2010

UNITIL CORPORATION

(Exact name of registrant as specified in its charter)

New Hampshire	1-8858	02-0381573
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6 Liberty Lane West, Hampton, New Hampshire		03842-1720
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (603) 772-0775

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events

Unitil Energy Systems, Inc. – Order Approving Temporary Rates

On April 15, 2010, Unitil Corporation’s (“Registrant” or “Unitil”) New Hampshire electric distribution utility, Unitil Energy Systems, Inc. (“Unitil Energy”) filed a proposed annual base rate increase of $10.1 million with the New Hampshire Public Utilities Commission (“NHPUC”), which represents an increase of 6.5 percent above present rates. Unitil Energy’s filing also included a long-term rate plan establishing base rate step adjustments associated with future planned capital additions and targeted reliability enhancement and vegetation management programs. In its rate filing, Unitil Energy requested that rates initially be set at a lower level on a temporary basis.

On June 29, 2010, the NHPUC issued an order approving a temporary rate increase for Unitil Energy. The order provides for a temporary rate increase of $5.2 million (annual) effective July 1, 2010 which will be collected by applying a uniform per kilowatt-hour (kWh) surcharge of $0.00438 to each of Unitil Energy’s current rate schedules. Of the $5.2 million rate increase, $500,000 of the increase is intended to permit Unitil Energy to annually recover expenses incurred during the December 2008 ice storm and another $500,000 of the increase is intended to fund higher planned vegetation management program expenditures. Once permanent rates are approved by the NHPUC, they will be reconciled to the date temporary rates were ordered, or July 1, 2010. Final review and approval by the NHPUC of Unitil Energy’s permanent base rate increase request is currently scheduled to be completed by February 2011.

Granite State Gas Transmission, Inc. – Base Rate Case Filing

On June 29, 2010, Granite State Gas Transmission, Inc. (“GSGT”), Unitil’s natural gas pipeline transportation subsidiary, filed a proposed base transportation rate increase with the Federal Energy Regulatory Commission (“FERC”), which is GSGT’s first filing for a rate change since its last general rate case in 1997. If approved as filed, the rate increase would provide for an increase of approximately $3 million in revenue on an annual basis. The rate case filing reflects a rate base of $18.3 million which includes $4.2 million of capital additions to be made through the end of 2010.

In addition to its request for new base transportation rates, GSGT, in its rate case filing, is seeking approval to implement a capital cost surcharge that would allow GSGT to implement a rate surcharge annually to recover projected capital expenditures of approximately $12.7 million during the three-year time period 2011-2013. GSGT expects the FERC regulatory process to result in an effective date of January 1, 2011 for the requested rate increase.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

Exhibit Number	Description

99.1	NHPUC Order No. 25,124, dated June 29, 2010

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

UNITIL CORPORATION

By:	/S/ MARK H. COLLIN
Mark H. Collin
Senior Vice President, Chief Financial Officer and Treasurer

Date: July 8, 2010

EXHIBIT INDEX

Exhibit Number	Description

99.1	NHPUC Order No. 25,124, dated June 29, 2010